SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549



                           FORM 8-K/A

                        AMENDMENT NO. 1

                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934





 Date of Report (Date of earliest event reported): February 11, 1999


                        PUBLICARD, INC.
     (Exact name of registrant as specified in its charter)



        Pennsylvania                0-29794          23-0991870

(State or other jurisdiction     (Commission        (IRS Employer
   of incorporation)              File Number)   Identification No.)

      One Post Road, Fairfield, Connecticut                06430
          (Address of principal executive offices)       (Zip Code)


Registrant's telephone number, including area code:     (203) 254-3900



 (Former name or former address, if changed since last report.)








     The undersigned registrant hereby amends in its entirety Item 7 of its
Current Report on Form   8-K originally filed with the Securities and Exchange
Commission on February 26, 1999 as set forth below.

Item 7. Financial Statements and Exhibits

(a)  Financial statements of businesses acquired

     Audited financial statements of Amazing! Smart Card Technologies, Inc.
      Report of Independent Public Accountants
      Balance Sheets as of December 31, 1998 and 1997 Statements of Operations for the years ended December 31, 1998 and 1997
      Statements of Shareholders' Deficit for the years ended December 31,
          1998 and 1997
      Statements of Cash Flows for the years ended December 31, 1998 and
          1997
      Notes to Financial Statements

(b)  Pro forma financial information

     Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 1998 and Unaudited Pro Forma Condensed Combined Statement of Income for the year ended December 31, 1998

     Notes to Unaudited Pro Forma Condensed Combined Financial Information

(c)  Exhibits:

     2.1 Agreement and Plan of Merger dated as of February 11, 1999 among PubliCARD, Inc., ASCT Acquisition Corp., Amazing! Controls, Inc. and the Security Holders of Amazing! Controls, Inc. (previously filed with Current Report on Form 8-K filed on February 26, 1999)

     23.1 Consent of Independent Public Accountants

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         PUBLICARD, INC.
                                         (Registrant)



 April 27, 1999                         /s/ Antonio L. DeLise
                                        Antonio L. DeLise, Vice President
                                        Chief Financial Officer and Secretary









































                       AMAZING! SMART CARD TECHNOLOGIES, INC.

                                FINANCIAL STATEMENTS
                          AS OF DECEMBER 31, 1998 AND 1997
                              TOGETHER WITH REPORT OF
                           INDEPENDENT PUBLIC ACCOUNTANTS

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




    To the Board of Directors and Shareholders of Amazing! Smart Card Technologies, Inc.:

    We have audited the accompanying balance sheets of Amazing! Smart Card Technologies, Inc. (a California corporation) as of December 31, 1998 and 1997, and the related statements of operations, shareholders' deficit and cash flows for each of the two years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material aspects, the financial position of Amazing! Smart Card Technologies, Inc. as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.



                                        /s/Arthur Andersen LLP


    San Jose, California
    April 16, 1999

                AMAZING! SMART CARD TECHNOLOGIES, INC.


                             BALANCE SHEETS

                                 ASSETS
                                                           December 31,
                                                        1998          1997
  CURRENT ASSETS:
    Cash and cash equivalents                          $ 18,820    $ 113,148
    Accounts receivable, less allowance for doubtful
     accounts of $71,493 and $101,493 in 1998 and
     1997, respectively                                 319,467      213,972
    Inventories (Note 3)                                389,583      372,515
    Prepaid expenses and other current assets            23,256      190,807
          Total current assets                          751,126      890,442

     PROPERTY AND EQUIPMENT, net (Note 3)               682,411      933,343

     OTHER ASSETS                                         4,104      593,841
                                                    $ 1,437,641  $ 2,417,626


                  LIABILITIES AND SHAREHOLDERS' DEFICIT


    CURRENT LIABILITIES:
         Current portion of capital lease obligations  $ 82,688  $        -
         Accounts payable                               955,188     465,253
         Accrued liabilities                            509,387     491,834
          Total current liabilities                   1,547,263     957,087

     CONVERTIBLE NOTES PAYABLE TO SHAREHOLDER (Note 4)        -   7,321,854

     NOTES PAYABLE TO SHAREHOLDERS (Note 5)             623,247          -

     CAPITAL LEASE OBLIGATIONS, net of current portion   19,238          -
          Total liabilities                           2,189,748  8,278,941

     COMMITMENTS (Note 6)

     SHAREHOLDERS' DEFICIT:
      Convertible preferred stock: 50,000,000 shares
      authorized; no shares issued or outstanding          -          -

      Common stock: no par value; 50,000,000 shares
      authorized; 39,300,000 and 13,350,000 shares
      issued and outstanding at December 31, 1998 and
      1997, respectively                           9,842,542   1,114,830
         Accumulated deficit                     (10,594,649) (6,976,145)
          Total shareholders' deficit               (752,107) (5,861,315)
                                                 $ 1,437,641 $ 2,417,626


    The accompanying notes to financial statements are an integral part of these financial statements.


              AMAZING! SMART CARD TECHNOLOGIES, INC.

                        STATEMENTS OF OPERATIONS

                                                   Years Ended December 31,
                                                      1998          1997

    REVENUES                                       $ 2,483,539  $ 3,349,975
    COST OF REVENUES                                 2,382,843    3,027,958

         Gross profit                                  100,696      322,017

    OPERATING EXPENSES:
         Research and development                      318,338      719,907
         Sales and marketing                           738,317      941,280
         General and administrative                  1,405,221    1,320,600
         Total operating expenses                    2,461,876    2,981,787

    LOSS FROM CONTINUING OPERATIONS                 (2,361,180)  (2,659,770)

    INTEREST AND OTHER EXPENSE, net                    308,736      620,832

     LOSS FROM CONTINUING OPERATIONS BEFORE
         DISCONTINUED OPERATIONS                    (2,669,916)  (3,280,602)

    DISCONTINUED OPERATIONS (NOTE 1):
         LOSS FROM OPERATIONS                         (274,696)     (97,941)

         LOSS ON DISPOSAL                             (673,892)           -

         LOSS FROM DISCONTINUED OPERATIONS            (948,588)     (97,941)

    NET LOSS                                      $ (3,618,504) $(3,378,543)






  The accompanying notes to financial statements are an integral part of these financial statements.


                   AMAZING! SMART CARD TECHNOLOGIES, INC.

                   STATEMENTS OF SHAREHOLDERS' DEFICIT

                                                               Total
                                Common Stock   Accumulated  Shareholders'
                            Shares      Amount    Deficit      Deficit


BALANCE AT DECEMBER 31,
 1996                     5,520,000   1,107,000  $(3,597,602) $(2,490,602)

  Issuance of common
       stock for cash at
       $0.001 per share   7,830,000       7,830            -        7,830

  Net loss                        -           -   (3,378,543)  (3,378,543)

BALANCE AT DECEMBER 31,
1997                     13,350,000   1,114,830   (6,976,145)  (5,861,315)

  Conversion of note
       payable to
       shareholder into
       common stock (see
       Note 4)           29,600,000   8,731,362             -   8,731,362

  Repurchase of common
       stock for cash
       at $0.001 per
       share             (3,650,000)     (3,650)            -     ( 3,650)

     Net loss                     -           -    (3,618,504) (3,618,504)

BALANCE AT DECEMBER 31,
1998                     39,300,000  $9,842,542  $(10,594,649   $(752,107)






The accompanying notes to financial statements are an integral part of these financial statements.

                  AMAZING! SMART CARD TECHNOLOGIES, INC.

                        STATEMENTS OF CASH FLOWS



                                                   Years Ended December 31,
                                                        1998       1997
    CASH FLOWS FROM OPERATING ACTIVITIES:
         Net loss                                $(3,618,504)  $(3,378,543)

    Adjustments to reconcile net loss to net
    cash used in operating activities
         Allowance for doubtful accounts                    -       34,493
         Depreciation and amortization                 338,628     433,752
         Loss on disposal of fixed assets              129,947     170,140
         Loss on disposal of discontinued operations   673,892           -
         Changes in current assets and liabilities:
          Accounts receivable                         (105,495)    203,240
          Inventories                                  (17,068)    338,929
          Prepaid expenses and other assets             83,396     137,962
          Accounts payable                             489,935    (196,706)
          Accrued liabilities                           17,373     176,277
            Net cash used in operating activities   (2,007,896) (2,080,456)

     CASH FLOWS FOR INVESTING ACTIVITIES:
     Purchases of property and equipment             (115,717)    (292,007)
     Proceeds from sale of fixed assets                     -       83,000
           Net cash used for investing activities    (115,717)    (209,007)

     CASH FLOWS FROM FINANCING ACTIVITIES:
     Borrowings under notes payable from
       shareholders                                 2,032,935    2,025,429
     Issuances of common stock                              -        7,830
     Repurchases of common stock                       (3,650)           -
          Net cash provided by financing
            activities                              2,029,285    2,033,259

    NET DECREASE IN CASH AND CASH EQUIVALENTS        (94,328)    (256,204)

    CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR   113,148      369,352

    CASH AND CASH EQUIVALENTS AT END OF YEAR        $ 18,820    $ 113,148

    SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
         Cash paid for:
           Income taxes                             $    800    $     800

         Noncash financing activity:
           Conversion of note payable to
           shareholder for common stock          $ 8,731,542    $       -



 The accompanying notes to financial statements are an integral part of these financial statements.

                  AMAZING! SMART CARD TECHNOLOGIES, INC.


                     NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998



      1.  ORGANIZATION AND OPERATIONS OF THE COMPANY:

    Amazing! Smart Card Technologies, Inc. (the "Company"), formerly known as Amazing! Controls, Inc., was incorporated in California on December 20, 1996. Previously, the Company operated as WOW Technologies, Inc. The Company develops and manufactures smart cards for use in satellite television, telecommunications, identification and transportation.

    In September 1997, the Company acquired all of the outstanding stock of Amazing! Controls, B.V. ("ACBV"), which is based in the Netherlands, in exchange for the assumption of liabilities and the forgiveness of certain amounts due to the Company. The total purchase price was $546,000, and the acquisition was accounted for as a purchase. Intangibles arising from the acquisition were being amortized on a straight-line basis over three years.

    In connection with the acquisition, the purchase price was allocated to the following items:


         Property, plant and equipment, net     $ 70,000
         Other                                   257,000
         Goodwill                                219,000
                                                $546,000


    The results of operations of ACBV and the estimated fair value of the assets acquired and liabilities assumed are included in the Company's financial statements from the date of acquisition through the date of divestiture of the operation in 1998.

    In April 1998, the Company divested the operations of ACBV to certain shareholders of the Company. The divestiture of ACBV resulted in a loss on disposal of the net assets of the operations $674,000, primarily from the writedown of intangibles acquired in the acquisition of ACBV and other assets which no longer benefited the Company. The operating results of the discontinued operation have been reported as discontinued operations in the statements of operations for all years presented. The prior year balance sheet as of December 31, 1997, has also been adjusted to reflect the net current assets of ACBV of $77,000 as a single line item in other current assets and to reflect the net noncurrent assets of $275,000 as a single line item in other noncurrent assets. There were no remaining assets on the Company's balance sheet as of December 31, 1998, related to ACBV. Revenue of the discontinued operation was $170,000 and $154,000 for the years ended December 31, 1998 and 1997, respectively.

    On February 11, 1999 (the "Closing Date"), PubliCARD, Inc. ("PubliCARD") completed the acquisition of the Company, pursuant to an Agreement and Plan of Merger dated as of February 11, 1999 (the "Merger Agreement"), whereby a wholly-owned subsidiary of PubliCARD merged with and into the Company. As a result of this merger, the Company became a wholly-owned subsidiary of PubliCARD. As consideration in the merger, the holders of the Company's common stock received a total of 350,000 shares of common stock of PubliCARD in exchange for their shares of common stock of the Company. In addition, pursuant to the Merger Agreement, options to purchase 200,000 shares of PubliCARD common stock with an exercise price of $9.75 were granted to the shareholders of the Company.

    The Company is subject to a number of risks, including but not limited to, the dependence upon PubliCARD for its continuing financial support; competition from larger, more established companies in the industry; the successful development and marketing of its products; rapid technological changes in the industry; and the dependence on key individuals. PubliCARD has committed to continue to support the Company's working capital needs for the foreseeable future.

        2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Cash and Cash Equivalents

    Cash and cash equivalents consist of short-term highly liquid investments purchased with original maturities of three months or less.

        Concentration of Credit Risk and Significant Customers

    Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash, cash equivalents and accounts receivable. The Company places its cash and cash equivalents with high credit quality financial institutions. The Company's accounts receivable are derived from revenue earned from customers located in the U.S., Europe and the Far East. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its credit customers. The Company maintains an allowance for doubtful accounts based upon the expected collectibility of all accounts receivable. At December 31, 1998 and 1997, the top five customers accounted for approximately 70% and 88% of total accounts receivable, respectively.

    Ten customers accounted for 65% and 62% of the Company's revenues for the years ended December 31, 1998 and 1997, respectively.

        Inventories

    Inventories are stated at the lower of cost (first-in, first-out) or market and includes materials, labor and manufacturing overhead costs.

        Property and Equipment

    Property and equipment are recorded at cost. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the assets, generally three to five years, or the lease term of the respective assets, if applicable.

        Revenue Recognition

    Revenues from product sales are recognized at the time the product is shipped to the customer, with provisions established for estimated product returns and allowances. Returns and allowances have been insignificant to date.

        Research and Development

    Research and development costs are expensed as incurred and consist primarily of payroll costs, other direct expenses and overhead.

    Software Development Costs

    In accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," the Company capitalizes eligible computer software development costs upon the establishment of technological feasibility, which it has defined as completion of a working model. To date, the amount of costs eligible for capitalization, after consideration of factors such as realizable value, were not material and, accordingly, all software development costs have been charged to research and development in the accompanying statements of operations.

        Warranty Costs

    Anticipated costs related to product warranties are charged to expense as sales are recognized. The Company has not experienced significant warranty claims to date.

      Stock-Based Compensation

    The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of Statement of Financial Accounting Standards
    (SFAS) No. 123, "Accounting for Stock-Based Compensation." Under APB Opinion No. 25, compensation cost is recognized based on the difference, if any, on the date of grant between the fair value of the Company's stock and the amount an employee must pay to acquire the stock.

    Recent Accounting Pronouncements

    In June 1997, the Financial Accounting Standards Board issued SFAS
    No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for the reporting of comprehensive income and its components in a full set of general-purpose financial statements for periods ending after December 15, 1997. As the Company has no material items of other comprehensive income, this statement has no impact on the Company's financial statements.

    During 1998, the Company adopted SFAS No. 131 "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 requires a new basis of determining reportable business segments, i.e. the management approach. This approach requires that business segment information used by management to assess performance and manage company resources be the source for information disclosure. On this basis, the Company is organized and operates in one business segment, the development and manufacturing of smart cards for use in satellite television, telecommunications, identification and transportation. As a result, the adoption of SFAS No. 131 had no impact on the Company's disclosures or financial statements.

    3.   BALANCE SHEET COMPONENTS:

                                                      December 31,
                                               1998                 1997
    Inventories, net:
       Raw materials and work-in-progress    $ 303,930            $ 320,131
       Finished goods                           85,653               52,384
                                             $ 389,583            $ 372,515

    Property and equipment:
         Computer equipment                  $ 451,307            $446,484
         Furniture and fixtures                107,313              88,461
         Shop equipment                      1,452,614           1,566,023
         Leasehold equipment                    90,222             139,818
                                             2,101,456           2,240,786
         Less:  Accumulated depreciation
         and amortization                   (1,419,045)         (1,307,443)

                                             $ 682,411           $ 933,343


    4.  CONVERTIBLE NOTES PAYABLE TO SHAREHOLDER:

    The Company's operations to date have been funded by one of its major shareholders through the issuance of convertible notes payable. In fiscal 1998, the shareholder converted $8,731,542 of convertible notes payable into 29,600,000 shares of common stock of the Company based on an agreed-upon weighted-average conversion price of $0.295 per share. As of December 31, 1998, no amounts were outstanding under the notes payable.

    5.  NOTES PAYABLE TO SHAREHOLDERS:

    As of December 31, 1998, the Company has outstanding notes payable of $608,631 to two shareholders. The notes bear interest at the prime rate plus 1% per annum (8.75% at December 31, 1998) and will mature on June 30, 2000. Under the terms of the notes, the holder of the notes has the option to convert the note, wholly or partially, into preferred stock of the Company at the fair value of the Company's common stock at the time of conversion. Accrued interest at December 31, 1998, was $14,616.

    6.  COMMITMENTS:

    Leases

    The Company leases equipment and office space under various capital and operating leases with various expiration dates through 2003. Rent expense for the year ended December 31, 1998 and 1997, was $178,444 and $111,264, respectively.

    At December 31, 1998, future minimum lease payments under capital and operating leases are as follows:


    Year Ending December 31,          Capital         Operating
                                       Leases           Leases

    1999                             $  60,932        $  113,973
    2000                                40,619             4,533
    2001                                 5,828             4,533
    2002                                 5,828             3,400
    2003                                 5,828                 -
         Total                         119,035        $  126,439
         Less: Amounts representing
         interest                      (17,109)
         Present value of minimum
         lease payments (Average
         interest rate of 8%)          101,926
         Less: Current portion         (82,688)
         Long-term portion           $  19,238


    7.  COMMON STOCK:

    The Company's Articles of Incorporation, as amended, authorize the Company to issue 50,000,000 shares of no par value common stock.

    Stock Option Plan

    In 1997, the Company adopted the 1997 Stock Option Plan (the "Plan"). The Plan provides for the granting of stock options to employees and consultants of the Company. Options granted under the Plan may be either incentive stock options or nonqualified stock options. Incentive stock options ("ISO") may be granted only to Company employees (including officers and directors who are also employees). Nonqualified stock options ("NSO") may be granted only to Company employees and consultants. The Company has reserved 4,000,000 shares of common stock for issuance under the Plan.

    Options under the Plan may be granted for periods of up to ten years and at prices no less than 85% of the estimated fair value of the shares on the date of grant as determined by the Board of Directors, provided, however, that (i) the exercise price of an ISO and NSO shall not be less than 100% and 85% of the estimated fair value of the shares on the date of grant, respectively, and (ii) the exercise price of an ISO and NSO granted to a 0% shareholder shall not be less than 110% of the estimated fair value of the shares on the date of grant. To date, options granted generally vest over four years.

    Activity under the Plan was as follows:

                            Shares                           Weighted
                           Available         Options          Average
                           for Grant       Outstanding     Option Price

    Inception of Plan      2,000,000               -              -
         Authorized          500,000               -              -
         Granted          (1,587,200)       1,587,200          $0.01
         Canceled             10,100          (10,100)         $0.01
   Balances,
   December 31, 1997         922,900        1,577,100          $0.01
         Authorized        1,500,000                -              -
            Granted         (280,300)         280,300              -
           Canceled        1,030,600       (1,030,600)         $0.01
   Balances,
   December 31, 1998       3,173,200          826,800          $0.01

    The weighted-average remaining contractual life of the options outstanding at December 31, 1998 was 8.8 years. No options have been exercised as of December 31, 1998.

    Fair Value Disclosures

    The Company accounts for the Plan under APB Opinion No. 25 under which no compensation expense has been recognized, as all stock options are exercisable at a price equal to the fair market value of the underlying shares on the date of grant. There was no material difference between the Company's net loss as reported and the pro forma net loss had compensation expense for the plan been determined consistent with SFAS No. 123.

    To determine compensation expense under SFAS No. 123, the Company used the following assumptions to estimate that fair value of each option grant on the date of grant using the Black-Scholes option valuation model: risk-free interest rate of 6.0% for 1998 and 1997, average expected life of 4 years, expected dividend yields of zero and expected volatility of 0.01%. The weighted-average fair value of options granted during 1998 and 1997 was approximately $0.01.

    8.  INCOME TAXES:

    At December 31, 1998, the Company had approximately $9,410,000 of Federal and state net operating loss carryforwards available to offset future taxable income. These carryforwards expire in varying amounts through 2018, if not utilized. Under the Tax Reform Act of 1986, the amounts of and benefits from net operating loss carryforwards may be impaired or limited in certain circumstances. Events which cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50%, as defined, over a three-year period.

    As of December 31, 1998 and 1997, the Company had gross deferred tax assets of approximately $3,858,000 and $2,376,000, respectively. Management believes that, based on a number of factors, the available objective evidence creates sufficient uncertainty regarding the realizability of the deferred tax assets such that a full valuation allowance has been recorded. Deferred tax assets relate primarily to net operating loss carryforwards and certain expenses and reserves that are not currently deductible for income tax purposes.

    9.  EMPLOYEE BENEFIT PLANS:

    The Company sponsors a 401(k) defined contribution plan covering all employees. Contributions made by the Company are determined annually by the Board of Directors. Employer contributions were $15,100 and $10,300 under this plan for the years ended December 31, 1998 and 1997, respectively.



                          PUBLICARD, INC.

                     AND SUBSIDIARY COMPANIES

   UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION



    The following unaudited pro forma condensed combined financial statements give effect to the acquisition by PubliCARD, Inc. ("PubliCARD" or the "Company") of all of the issued and outstanding common stock of Amazing! Smart Card Technologies, Inc., previously known as Amazing! Controls, Inc. ("Amazing"), in a business combination accounted for by the purchase method of accounting. The unaudited pro forma condensed combined financial statements are derived from the historical financial statements of PubliCARD and Amazing.

    The unaudited pro forma condensed combined balance sheet gives effect to the acquisition as if it had occurred on December 31, 1998. The unaudited pro forma condensed combined statement of income for the year ended December 31, 1998 gives effect to the acquisition as if it had occurred on January 1, 1998. The pro forma adjustments are based on certain assumptions that management believes are reasonable under the circumstance. The pro forma information is not necessarily indicative of the results that would have been reported had such event actually occurred on the dates specified, nor is it intended to project PubliCARD's results of operations or financial position for any future period or date. The information set forth should be read in conjunction with PubliCARD's audited consolidated financial statements for the year ended December 31, 1998 included in the Company's Form 10-K for the year ended December 31, 1998, and the audited financial statements of Amazing included elsewhere in this Form 8-K/A.

                      PUBLICARD, INC.
                        AND SUBSIDIARY COMPANIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF DECEMBER 31, 1998
                        (in thousands of dollars)

                               PubliCARD  Amazing   Pro forma  Pro forma
                              HistoricalHistoricalAdjustments  Balances

         ASSETS

Cash, including short-
term investments            $18,482     $   19   $ (623)(b)    $17,478
                                                   (400)(c)
  Trade receivables           1,988        319        -          2,307
  Inventories                 2,810        390        -          3,200
   Other                      1,999         23        -          2,022
    Total current assets     25,279        751   (1,023)        25,007

  Property, plant &
   equipment, net             3,606        682        -          4,288
  Goodwill                    9,781          -    5,379 (a)     15,160
    Other assets              1,262          4        -          1,266
                            $39,928     $1,437   $4,356        $45,721


LIABILITIES AND SHAREHOLDERS' EQUITY

Current maturities of
  long-term debt          $   147     $    -   $    -        $   147
Trade accounts payable      1,331      1,038        -          2,369
Accrued liabilities         4,384        509        -          4,893
  Total current liabilities 5,862      1,547        -          7,409

Long-term debt                991        623     (623)(b)        991
Other non-current
  liabilities               7,780         19        -          7,799
    Total liabilities      14,633      2,189     (623)        16,199

Redeemable shares           3,378          -        -          3,378

Shareholders' equity
     Common shares          2,030      9,843    (9,843)(d)     2,065
                                                    35 (e)
     Additional paid-in
       capital             67,091          -     5,292 (e)    72,383
     Accumulated deficit  (38,891)   (10,595)   10,595 (d)   (39,991)
                                                (1,100)(a)
     Common shares held
       in treasury         (8,207)         -         -        (8,207)
     Unearned compensation   (106)         -         -          (106)
     Total shareholders'
       equity              21,917       (752)    4,979        26,144
                          $39,928    $ 1,437   $ 4,356       $45,721






                            PUBLICARD, INC.
                        AND SUBSIDIARY COMPANIES
      UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                  FOR THE YEAR ENDED DECEMBER 31, 1998
      (in thousands of dollars except share and per share amounts)

                                  PubliCARD   Amazing   Pro forma    Pro forma
                                  Historical Historical Adjustments   Balances

Net sales                           $16,519   $   2,483   $      -    $19,002
Cost of sales                        10,906       2,383          -     13,289
  Gross Margin                        5,613         100          -      5,713

Operating expenses:
  General and administrative          5,488       1,405          -      6,893
  Sales and marketing                   792         738          -      1,530
  Product development                   740         318          -      1,058
  In-process research and development 2,800           -          -      2,800
  Goodwill amortization                 225           -        633 (f)    858
                                     10,045       2,461        633     13,139
Income (loss) from operations        (4,432)     (2,361)      (633)    (7,426)

Other income (expenses):
  Interest income                       551           1        (18)(h)    534
  Interest expense                     (339)       (207)       207 (g)   (339)
  Cost of pensions-non operating       (846)          -          -       (846)
  Other expense                      (1,021)       (103)         -     (1,124)
                                     (1,655)       (309)       189     (1,775)
Net income (loss) from continuing
 operation                        $  (6,087)    $ (2,670)   $ (444)  $ (9,201)


Earnings (loss) per common share  $    (.44)                         $  (0.65)

Weighted average number of shares
     outstanding                  13,716,243     350,000 (i)       14,066,243



























                            PUBLICARD, INC.

                        AND SUBSIDIARY COMPANIES

 NOTES TO UNAUDITED PRO FORMA  CONDENSED COMBINED FINANCIAL INFORMATION

  On February 11, 1999 (the "Closing Date"), PubliCARD completed the acquisition of Amazing, pursuant to an Agreement and Plan of Merger dated as of February 11, 1999 (the "Merger Agreement") whereby a wholly-owned subsidiary of the Company merged with and into Amazing. As a result of this merger, Amazing became a wholly-owned subsidiary of the Company. As consideration in the merger, Mr. B.K. Marya (and related family trusts) and Mr. Donald Witmer, the holders of Amazing's common stock, received a total of 350,000 shares of common stock of the Company in exchange for their shares of common stock of Amazing.

  In addition, pursuant to the Merger Agreement, options to purchase 200,000 shares of PubliCARD common stock with an exercise price of $9.75 per share were granted to the shareholders of Amazing. These PubliCARD options are exercisable from the Closing Date until the fifth anniversary of the Closing Date. Also, options to purchase 842,300 shares of Amazing common stock outstanding immediately prior to the closing of the merger were converted into options to purchase 7,503 shares of PubliCARD common stock with exercise prices ranging from $1.12 to $10.10 per share. These PubliCARD options vest over three or four years and are exercisable for a period of five or ten years. Furthermore, pursuant to the Merger Agreement, the Company issued on the Closing Date options to purchase 250,000 shares of PubliCARD common stock to several employees of Amazing. These options have an exercise price of $9.75 per share, vest over a three year period and will be exercisable until the fifth anniversary of the Closing Date.

  The merger consideration was determined as a result of arms length negotiations between the Company and Amazing. The merger will be accounted for under the purchase method of accounting.

  Pursuant to the Merger Agreement, the Company is required to register the shares of PubliCARD common stock issued in connection with the merger under a shelf registration statement under the Securities Act of 1933.

  Pursuant to the Merger Agreement, the Company satisfied certain indebtedness of Amazing, including accrued interest, to a bank in the amount of approximately $75,000 and to former shareholders of Amazing in the amount of approximately $717,000. The repayment of certain indebtedness of Amazing by the Company was financed with available cash on hand.

  The pro forma adjustments included in the unaudited pro forma condensed combinedfinancial statements were as follows:


(a) Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. Allocations are subject to valuations as of the date of the purchase transaction. The amount and components of the estimated purchase price along with the preliminary allocation of the estimated purchase price are as follows (in thousands):

Purchase price:
  Estimated value of common stock and stock options              $ 5,327
  Estimated acquisition expenses                                     400
                                                                 $ 5,727
  Allocation of purchase price:
  Negative book value of net assets of Amazing                   $  (752)
  In-process research and development                              1,100
  Goodwill                                                         5,379
                                                                 $ 5,727

  For purposes of the accompanying unaudited pro forma condensed combined financial statements, the aggregate purchase price has been allocated to the net assets acquired, with the remainder recorded as goodwill on the basis of preliminary estimates of fair values. These preliminary estimates of fair value were determined by management based on information currently available. The Company has retained independent valuation professionals to assist in the determination of the value to be assigned to the individual assets acquired, including intangible assets and in-process research and development. While the pro forma information has been presented based on the best information currently available to management, the final allocation of the purchase price will be based on a complete evaluation of the assets and liabilities of Amazing. The final valuation may result in values that are different from management's estimates as included in the unaudited pro forma condensed combined financial statements.

  As stated above, the purchase price has been allocated on the basis of preliminary estimates of fair value. Management currently estimates that the allocation to in-process research and development will be approximately $1.1 million. The unaudited pro forma condensed combined statement of income excludes the write off of the estimated value of the acquired in-process research and development due to its non-recurring nature. The unaudited pro forma condensed combined balance sheet reflects an allocation of $1.1 million to in-process research and development.

(b) Represents the repayment of Amazing's indebtedness, including accrued interest, to a bank and to former shareholders of Amazing.

(c)  Represents payment of acquisition related expenses.

(d)  Represents the elimination of Amazing's equity accounts.

(e) Represents the estimated value of common stock and stock options issued by the Company as consideration in the merger transaction.

(f) Represents the amortization of goodwill over an estimated life of five years.

(g) Represents the elimination of interest expense on Amazing's indebtedness which is assumed to be repaid as of the beginning of the period presented.

(h) Represents the reduction of interest income due to the repayment of Amazing's indebtedness and payment of acquisition expenses as of the beginning of the period presented.

(i) Represents the issuance of shares of the Company's common stock to the former shareholders of Amazing.















                                                                 Exhibit 23.1
               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


  As independent public accountants, we hereby consent to the incorporation by reference of our report dated April 16, 1999, relating to the financial statements of Amazing! Smart Card Technologies, Inc. as of and the for years ended December 31, 1998 and 1997 included in this Form 8-K/A Amendment No. 1 into PubliCARD, Inc.'s previously filed Registration Statement on Form S-1 File No. 33-9344, Registration Statement on Form S-3 File No. 33-9344 and Registration Statements on Form S-8 File Nos. 33-56838, 33-88876, 333-72411, 333-73037, 333-73307 and 333-74169.









                                   /s/Arthur Andersen LLP

San Jose, California
April 26, 1999